UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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K-Swiss Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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31248 Oak Crest Drive

Westlake Village, California 91361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 6, 2004

To the Stockholders of

K•Swiss Inc.:

The Annual Meeting of Stockholders of K•Swiss Inc. (the “Company”) will be held at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361 on Thursday, May 6, 2004 at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

(1)  For holders of Class A Common Stock to elect two directors, and for holders of Class B Common Stock to elect five directors, in each case to serve one-year terms ending in 2005, or until their successors are elected and qualified.

(2)  To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2004.

(3)  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 22, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority in voting interest of the Company’s outstanding Common Stock must be present in person or be represented by proxy.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and

    President

Westlake Village, California

April 5, 2004

K•SWISS INC.

31248 Oak Crest Drive

Westlake Village, California 91361

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 6, 2004

GENERAL INFORMATION ON THE MEETING

This Proxy Statement is being mailed on or about April 5, 2004 in connection with the solicitation of proxies by and on behalf of the Board of Directors of K•Swiss Inc., a Delaware corporation (“K•Swiss” or the “Company”), for use at the Annual Meeting of Stockholders of the Company, which is to be held on Thursday, May 6, 2004 at 10:00 a.m. at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, and any adjournment or postponement thereof.

The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing of proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, fax or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company’s stock.

RECORD DATE AND VOTING

Only stockholders of record at the close of business on March 22, 2004 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. As of March 22, 2004, 26,799,481 shares of Class A Common Stock and 8,530,734 shares of Class B Common Stock were outstanding, all of which shares are entitled to be voted at the meeting. As of March 22, 2004, 179,200 shares of Class A Common Stock were issued but held by the Company as treasury shares and are not entitled to vote at the meeting. Stockholders are entitled to one vote for each share of Class A Common Stock held of record, and ten votes for each share of Class B Common Stock held of record. At the meeting, holders of shares of Class A Common Stock will be entitled to elect two members of the Company’s Board of Directors, and holders of shares of Class B Common Stock will be entitled to elect the remaining five members of the Company’s Board of Directors. With respect to matters other than the election of directors or matters to which a class vote is not required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

With respect to the election of directors or matters to which a class vote is required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of outstanding shares of a class of the Company’s common stock is necessary to constitute a quorum for the election of directors to represent such class or for such other matters requiring a class vote. A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company at 31248 Oak Crest Drive, Westlake Village, California 91361, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to the Company as of March 22, 2004 with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director of the Company, (iii) each of the Named Officers (as defined below) appearing in the Summary Compensation Table below, and (iv) all directors and officers as a group:

	Class A			Class B
Name or Identity of Group and Address(1)	Number of Shares Beneficially Owned(2)		Percent of Class A(3)	Number of Shares Beneficially Owned		Percent of Class B(3)
Directors and Named Officers:
Steven Nichols	294,012	(4)	1.1%	7,913,268	(5)	92.8%
George Powlick	201,138	(6)	0.7	—		—
Lawrence Feldman	11,120		0.0	416,132	(7)	4.9
Stephen Fine	25,000		0.1	—		—
David Lewin	—		—	—		—
Mark Louie	600		0.0	—		—
Martyn Wilford	—		—	—		—
Preston Davis	36,667	(8)	0.1	—		—
Deborah Mitchell	57,533	(9)	0.2	—		—
David Nichols	133,332	(10)	0.5	63,240	(11)	0.7
Peter Worley	51,999	(12)	0.2	—		—
All Directors and Named Officers as a Group (16 persons)	922,938		3.4	8,392,640		98.4
Other Principal Stockholders:
Nichols Family Trust	88,212	(13)	0.3	7,850,036	(13)	92.0
31248 Oak Crest Drive Westlake Village, CA 91361
FMR Corp.	3,171,500	(14)	11.8	—		—
82 Devonshire Street Boston, MA 02109

(1)	Unless otherwise indicated, all addresses are c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

(2)	The number of shares of Class A Common Stock shown does not include the shares of Class B Common Stock, if any, convertible into shares of Class A Common Stock. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the number of shares of Class A Common Stock beneficially owned by each person reflected above is equal to the number of shares of Class A Common Stock shown, plus the number of shares of Class B Common Stock reflected as owned by such person, if any.

(3)	Percentages are calculated based on the total number of shares of Class A Common Stock outstanding (26,799,481) and on the total number of shares of Class B Common Stock outstanding (8,530,734) as of March 22, 2004, respectively, plus, where applicable, shares issuable upon exercise of options within sixty days after March 22, 2004. Percentages do not include 179,200 shares of Class A Common Stock held by the Company as treasury shares as of March 22, 2004.

(4)	Consists of options to acquire 205,800 shares of Class A Common Stock, which options are exercisable within sixty days after March 22, 2004 and 88,212 shares of Class A Common Stock which are owned by the Nichols Family Trust. Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.

(5)	Consists of 63,232 shares of Class B Common Stock, which are held by Steven Nichols as trustee of a trust for the benefit of a related individual and 7,850,036 shares of Class B Common Stock, which are owned by the Nichols Family Trust. Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.

(6)	Includes options to acquire 180,002 shares of Class A Common Stock, which options are exercisable within sixty days after March 22, 2004.

(7)	Such shares are held by Lawrence Feldman and his wife as trustees of trusts for the benefit of other unrelated individuals.

(8)	Consists of options to acquire 36,667 shares of Class A Common Stock, which options are exercisable within sixty days after March 22, 2004.

(9)	Consists of options to acquire 57,533 shares of Class A Common Stock, which options are exercisable within sixty days after March 22, 2004.

(10)	Consists of options to acquire 133,332 shares of Class A Common Stock, which options are exercisable within sixty days after March 22, 2004.

(11)	Such shares are held by David Nichols as trustee of a trust for the benefit of a related individual.

(12)	Includes options to acquire 19,999 shares of Class A Common Stock, which options are exercisable within sixty days after March 22, 2004.

(13)	Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.

(14)	Based solely upon information contained in a Schedule 13G, as amended, dated February 16, 2004.

ELECTION OF DIRECTORS

Under the Restated Certificate of Incorporation and the Restated Bylaws of the Company, two (2) directors out of a total of seven (7) are to be elected at the 2004 Annual Meeting of Stockholders by the holders of Class A Common Stock to serve one-year terms expiring at the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The remaining five (5) directors are to be elected at the 2004 Annual Meeting of Stockholders by the holders of Class B Common Stock to serve one-year terms expiring at the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the Class A Common Stock proxy will be voted to re-elect David Lewin and to elect Mark Louie, and the Class B Common Stock proxy will be voted to re-elect Steven Nichols, George Powlick, Lawrence Feldman, Stephen Fine and Martyn Wilford, in all cases to serve until the 2005 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxy may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxy. Certain information regarding the nominees for election by the holders of Class A Common Stock and the holders of Class B Common Stock is set forth below.

The vote of a majority of the shares of Class A Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for the election of the two directors to be elected by the holders of Class A Common Stock. The vote of a majority of the shares of Class B Common Stock voting at the Annual Meeting (with each share entitled to ten votes) is required for the election of the five directors to be elected by the holders of Class B Common Stock.

Nominees for Election by Class A Common Stockholders at the 2004 Annual Meeting

Name	Age at December 31, 2003	Position with Company	Director Since
David Lewin	60	Director	2001
Mark Louie	47	Director	2003	(1)

Nominees for Election by Class B Common Stockholders at the 2004 Annual Meeting

Name	Age at December 31, 2003	Position with Company	Director Since
Steven Nichols	61	Chairman of the Board, President	1987
George Powlick	59	Vice President—Finance, Chief Financial Officer, Secretary and Director	1990
Lawrence Feldman	61	Director	1987
Stephen Fine	55	Director	2000	(2)
Martyn Wilford	52	Director	1990

(1)	Mr. Louie was elected to serve as a director of the Company in August 2003.

(2)	Mr. Fine previously served as a director of the Company from 1987 to August 1998.

Principal Occupations of Class A and Class B Nominees During Last Five Years

Steven Nichols has been President and Chairman of the Board of the Company since 1987. From 1980 to 1986, Mr. Nichols was a director and Vice-President—Merchandise of Stride Rite Corp., a footwear manufacturer and holding company. In addition, Mr. Nichols was President of Stride-Rite Footwear from 1982 to 1986. From 1979 to 1982, Mr. Nichols served as an officer and President of Stride Rite Retail Corp., the largest retailer of branded children’s shoes in the United States. From 1962 through 1979, he was an officer of Nichols Foot Form Corp., which operated a chain of New York retail footwear stores.

George Powlick, Director, Vice President—Finance, Chief Financial Officer and Secretary, joined the Company in January 1988. Mr. Powlick is a certified public accountant and was an audit partner in the independent public accounting firm of Grant Thornton from 1975 to 1987.

Lawrence Feldman, a Director of the Company, has been President of the Rug Warehouse, Inc., a New York City oriental rug retailer and wholesaler, since 1977 and Vice-President of Loom & Weave, LLC, a wholesaler of collectible antique textiles and rugs, since 2000. From 1973 to 1977, he was Vice President for Design and Product Development for Hart Schaffner & Marx, a clothing manufacturer and retailer.

Stephen Fine, a Director of the Company, has been a Director, President and Chief Operating Officer of The Biltrite Corporation since 1985, and from 1982 to 1985 he served as Executive Vice-President of Biltrite, a supplier of rubber and plastics products used in footwear, flooring and industrial applications. From 1970 to 1982, he held various executive positions with American Biltrite Inc. Mr. Fine is a Director of Maxwell Shoe Company Inc., a manufacturer of women’s casual and dress footwear.

David Lewin, a Director of the Company, is the Neil Jacoby Professor of Management as well as Senior Associate Dean for the MBA Program at The John E. Anderson Graduate School of Management at the University of California at Los Angeles. Mr. Lewin has been a professor at UCLA since 1990. Since 2002, Mr. Lewin has also been a permanently associated consultant of LECG, LLC, an international consultancy providing expert testimony and analysis in wage and hour, antitrust, industrial organization and related litigation.

Mark Louie, a Director of the Company, is a Managing Member and Chief Financial Officer of TechFund Capital, a venture capital firm focusing on early-stage enabling technologies since February 2000. From 1983 to

2000, Mr. Louie was a Vice President in the Investment Banking Division of Goldman Sachs Group, Inc. Beginning February 2004, Mr. Louie also provides financial consulting services to various businesses and companies, independent of TechFund Capital.

Martyn Wilford, a Director of the Company, has been Chairman of the Board and Chief Executive Officer of Joseph Clark & Sons (Soho) Limited, a real estate holding company, since 1986. Mr. Wilford joined Joseph Clark & Sons in 1974. He is a chartered accountant.

CERTAIN INFORMATION CONCERNING THE BOARD

OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

The Board of Directors has the following standing committees: Compensation and Stock Option Committee, Audit Committee and Corporate Governance and Nominating Committee.

Corporate Governance and Nominating Committee

In March 2004, the Board of Directors adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company’s website at www.kswiss.com. The purpose of the Corporate Governance and Nominating Committee is to identify individuals qualified to become the directors elected by the holders of Class A Common Stock (consistent with criteria approved by the Board of Directors), recommend to the Board of Directors director candidates to be elected by the holders of Class A Common Stock for election at the annual meeting of stockholders, develop and recommend to the Board of Directors a set of corporate governance principles and perform a leadership role in shaping the Company’s corporate governance.

The Corporate Governance and Nominating Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside counsel, experts and other advisors as the Corporate Governance and Nominating Committee deems appropriate to assist it in the performance of its functions.

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees. Its general policy is to assess the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies of the directors to be elected by the holders of Class A Common Stock are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates to fill such vacancies. Candidates may come to the attention of the Corporate Governance and Nominating Committee through its current members, stockholders or other persons. These candidates are evaluated at regular or special meetings, and may be considered at any point during the year. The Board of Directors considers properly submitted stockholder nominations for candidacy.

In evaluating such nominations, like all nominations, the Corporate Governance and Nominating Committee considers a variety of criteria, including business experience and skills, independence, judgement, integrity, the ability to commit sufficient time and attention to Board of Directors activities and the absence of potential conflicts with K•Swiss’ interests. Any stockholder nominations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for Board of Director membership and should be addressed to Corporate Governance and Nominating Committee, c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Following verification of the stockholder status of persons recommending candidates to the Corporate Governance and Nominating Committee, recommendations are aggregated and considered by the Corporate Governance and Nominating Committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Corporate Governance and Nominating Committee.

Meetings of the Board of Directors and Committees

The Board of Directors held six formal meetings during fiscal 2003 and took action on numerous matters by unanimous written consent. Each Director attended at least 75% of the meetings of the Board of Directors and the Board Committees of which he was a member.

The Compensation and Stock Option Committee is composed of Messrs. Lawrence Feldman, Stephen Fine and David Lewin. The Board of Directors has determined that Messrs. Feldman, Fine and Lewin are “independent” within the meaning of the National Association of Securities Dealers listing standards. This Committee met ten times during fiscal 2003 and took action once by unanimous written consent.

From January 1, 2003 until August 2003, the Audit Committee was composed of Messrs. Lawrence Feldman, Stephen Fine and Martyn Wilford. From August 2003, the Audit Committee is composed of Messrs. Feldman, Fine and Mark Louie. The Board of Directors has determined that Messrs. Feldman, Fine, Louie and Wilford are “independent” within the meaning of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Mr. Louie qualifies as the “audit committee financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K in the Securities Exchange Act of 1934. This committee met five times during fiscal 2003.

The Corporate Governance and Nominating Committee is composed of Messrs. Lawrence Feldman, Stephen Fine and David Lewin. The Board of Directors has determined that Messrs. Feldman, Fine and Lewin are “independent” within the meaning of the National Association of Securities Dealers listing standards. Because the Corporate Governance and Nominating Committee was formed in March 2004, it held no meetings during fiscal 2003.

Remuneration of Directors

During 2003, all directors who are not employees were paid a lump-sum of $2,000, plus $3,000 for each committee served on and $2,000 per regular Board of Directors meeting attended, and normal and necessary expenses for attending all such meetings. The Company also pays non-employee directors of its subsidiaries similar amounts.

Communications with the Board of Directors

Any stockholder interested in communicating with members of the Board of Directors may send written communications to the Board of Directors or any of the Directors to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Communications received in writing are forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Directors are expected to attend the annual meetings of stockholders. Last year all directors attended this meeting.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the compensation paid by the Company during the years ended December 31, 2003, 2002 and 2001 to the Chief Executive Officer, the four most highly compensated executive officers of the Company and one highly compensated employee (the “Named Officers”) whose salary and bonus exceeded $100,000 in 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Awards
Name and Principal Position	Year	Salary	Bonus(1)	Options/ SARs (#)	All Other Compensation(2)
Steven Nichols President and Chief Executive Officer	2003 2002 2001	$838,593 814,168 790,454	$998,312 906,128 618,944	— — —	$109,759 141,794 113,661	(3) (3) (3)

Preston Davis Vice President—Sales	2003 2002 2001	187,449 181,990 176,689	112,469 109,194 88,452	— 4,000 —	19,675 19,869 17,359

Deborah Mitchell Vice President—Marketing	2003 2002 2001	270,084 262,218 254,580	216,067 209,774 203,664	70,000 40,000 —	23,204 21,507 19,426

David Nichols Executive Vice President – K•Swiss Sales Corp., and President of KS Amsterdam BV and K•Swiss Direct Inc.	2003 2002 2001	198,150 173,500 150,000	158,520 36,000 30,000	40,000 22,000 300,000	33,602 31,747 44,163	(4) (4) (4)

George Powlick Vice President—Finance, Chief Financial Officer	2003 2002 2001	286,717 278,366 270,258	286,717 254,015 169,234	40,000 — 120,000	80,918 79,788 64,219	(5) (5) (5)

Peter Worley Vice President—Product Development	2003 2002 2001	236,003 229,129 221,329	188,802 167,377 110,620	20,000 — 60,000	25,024 25,162 21,914	(6) (6) (6)

(1)	Includes cash bonuses earned and accrued during the year indicated, but paid subsequent to the end of the year.

Effective July 1, 1996 the Company adopted an executive bonus program based on changes in Economic Value Added (“EVA”). See “Compensation and Stock Option Committee Report.”

The balance accrued in notional EVA bank accounts at the end of 2000 for the Named Officers are as follows: Steven Nichols—$1,704,270, Preston Davis—$289,729, Deborah Mitchell—$396,296, George Powlick—$465,989 and Peter Worley—$190,583.

The balance accrued in notional EVA bank accounts at the end of 2001 (excluding amounts disclosed above as “Bonus” but including balances carried forward from 2000) for the Named Officers are as follows: Steven Nichols—$1,085,326, Preston Davis—$201,277, Deborah Mitchell—$192,632, George Powlick—$296,755 and Peter Worley—$79,964.

The balance accrued in notional EVA bank accounts at the end of 2002 (excluding amounts disclosed above as “Bonus” but including balances carried forward from 2001) for the Named Officers are as follows: Steven Nichols—$835,255, Preston Davis—$262,815, Deborah Mitchell—$256,215, George Powlick—$229,663 and Peter Worley—$151,450.

The balance accrued in notional EVA bank accounts at the end of 2003 (excluding amounts disclosed above as “Bonus” but including balances carried forward from 2002) for the Named Officers are as follows: Steven Nichols—$4,029,237, Preston Davis—$405,859, Deborah Mitchell—$755,366, David Nichols—$501,874 (joined the program in 2003), George Powlick — $1,137,409 and Peter Worley—$587,615. Based on the Company’s future performance, the Named Officers may or may not be paid these balances. See “Compensation and Stock Option Committee Report.”

(2)	Comprised of the Company’s profit sharing and 401(k) matching contributions accrued in the stated year on behalf of the Named Officers, cash payments made relating to the number of stock options held by the Named Officers and term life insurance premiums for the benefit of the Named Officers.

(3)	Includes $82,027, $106,553 and $82,861 for 2003, 2002 and 2001, respectively, of above-market interest earned on deferred compensation.

(4)	Includes $2,119, $2,136 and $878 for 2003, 2002 and 2001, respectively, of above-market interest earned on deferred compensation and for 2001 $20,000 of Company contribution into the deferred compensation plan for Mr. David Nichols.

(5)	Includes $50,106, $50,502 and $39,273 for 2003, 2002 and 2001, respectively, of above-market interest earned on deferred compensation.

(6)	Includes $2,736, $2,758 and $2,145 for 2003, 2002 and 2001, respectively, of above-market interest earned on deferred compensation.

STOCK OPTION GRANTS IN 2003

The following table sets forth information with respect to options to purchase the Company’s Class A Common Stock granted in 2003 to the Named Officers.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Options Granted (#)(2)		% of Total Options Granted to Employees in 2003	Exercise Price (per share)(3)	Expiration Date	5%	10%
Steven Nichols	—		—%	$—	—	$—	$—

Preston Davis	—		—	—	—	—	—

Deborah Mitchell	20,000 40,000 10,000	(4) (5) (6)	2 5 1	11.17 12.00 18.50	01/09/13 02/27/13 08/12/13	140,495 301,870 116,346	356,042 764,996 294,842

David Nichols	40,000	(7)	5	17.62	07/25/13	443,119	1,122,951

George Powlick	40,000	(7)	5	17.62	07/25/13	443,119	1,122,951

Peter Worley	20,000	(8)	2	12.50	03/20/13	157,161	398,276

(1)	Potential realizable value is based on the assumption that the fair market value of the common stock price will appreciate at the annual rate shown (compound annually) from the grant date until the end of the ten year option term. This value is calculated based on requirements of the Securities and Exchange Commission and does not reflect the Company’s estimate of future stock price growth.

(2)	The Company’s 1999 Stock Incentive Plan is administered by the Compensation and Stock Option Committee of the Board of Directors which determines the eligibility of persons under the Plan, the number of awards to be granted and the terms of such grants.

(3)	Options were granted at market value at the date of grant (the closing price of the Company’s Class A Common Stock on the Nasdaq National Market). The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4)	Options granted commenced vesting on February 1, 2003 and vest 100% five years after the date upon which such options commenced vesting.

(5)	Options granted commenced vesting on February 27, 2003 and vest 50% at five years and six years after the date upon which such options commenced vesting.

(6)	Options granted commenced vesting on August 12, 2003 and vest 100% seven years after the date upon which such options commenced vesting.

(7)	Options granted commenced vesting on July 25, 2003 and vest 100% seven years after the date upon which such options commenced vesting.

(8)	Options granted commenced vesting on March 20, 2003 and vest 100% five years after the date upon which such options commenced vesting.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to options exercised, unexercised options, and year end values, in each case with respect to options to purchase the Company’s Class A Common Stock granted in 2003 and prior years under the 1990 and 1999 Stock Incentive Plans to the Named Officers and held by them at December 31, 2003.

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Unexercised Options at December 31, 2003(#)		Value of Unexercised In-the-Money Options at December 31, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven Nichols	20,000	$327,068	205,800	—	$4,307,500	$—
Preston Davis	14,000	230,250	35,334	6,666	791,757	118,883
Deborah Mitchell	85,400	1,444,551	22,534	159,332	468,396	2,409,737
David Nichols	111,336	1,902,770	—	541,330	—	9,717,852
George Powlick	85,572	1,289,092	126,669	335,999	2,035,456	5,812,719
Peter Worley	49,332	758,326	2,667	141,331	58,253	2,579,898

(1)	Represents the difference between the closing price of the Company’s Class A Common Stock on December 31, 2003 of $24.10 and the exercise price of the options.

EMPLOYMENT AGREEMENTS

The Company and Steven Nichols, the Company’s Chairman, President and Chief Executive Officer, are parties to a five-year employment agreement commencing January 1, 2001 and ending December 31, 2005. Under this agreement, Mr. Nichols received an annual base salary of $838,593 during 2003 and will receive the same amount (plus an adjustment for cost of living increases) during 2004 and for each subsequent year thereafter. Mr. Nichols is also eligible to receive a cash bonus award, if any, each year, payable pursuant to the

Company’s Economic Value Added bonus plan, depending upon the financial performance of the Company as compared to the prior year. See “Compensation and Stock Option Committee Report.” The employment agreement prohibits Mr. Nichols from competing with the Company and its subsidiaries for a period of 12 months following termination of his employment, although this restriction is not applicable beyond December 31, 2005, if Mr. Nichols remains employed by the Company on or after that date. The agreement is terminable upon 30 days written notice by Mr. Nichols under certain circumstances, such as a reduction in salary or position, and is terminable by the Company for cause.

In connection with a prior employment agreement, the Company and Mr. Nichols entered into an amended and restated registration rights agreement which granted Mr. Nichols the right to cause the Company to register outstanding shares of Class A Common Stock issuable upon conversion of Class B Common Stock, held by Mr. Nichols or any entity formed primarily for the benefit of members of his family, in each case upon any proposal by the Company to register shares of any class of Common Stock under the Securities Act of 1933, as amended, in a public offering for cash.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

Summary of Compensation Policies For Executive Officers

The Compensation and Stock Option Committee (the “Compensation and Stock Option Committee” or the “Committee”) administers the Company’s stock option plans, reviews the Company’s compensation plans, programs and policies and monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation.

The Company’s philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company’s executive compensation program consists of a base salary, potential for an annual bonus directly linked to individual and overall Company performance and the grant of stock options and other stock incentive awards intended to encourage the achievement of superior results over time and to further align executive officer and stockholder economic interests.

The Committee believes the Chief Executive Officer’s compensation should be heavily influenced by Company performance. The Chief Executive Officer and the Company are parties to a five-year employment agreement which expires December 31, 2005 (the “2000 Agreement”). See “Employment Agreements.” The Chief Executive Officer received an annual base salary of $838,593 during 2003 and will receive the same amount plus an adjustment for cost of living increases during each subsequent year thereafter. The Company’s EVA bonus plan was designed by Stern Stewart & Co., consultants specializing in EVA plans, and basically rewards managers for increases in EVA (i.e. after tax operating profit, minus a charge for all capital employed). Under this bonus program, the Chief Executive Officer received bonus payments of $618,944, $906,128 and $998,312 for the years ending December 31, 2001, 2002 and 2003, respectively. The Committee believes this arrangement provides the Chief Executive Officer significant incentive and aligns what could amount to (as in 2001, 2002 and 2003) a bonus equal to a substantial percentage of his annual salary directly to the Company’s economic improvement.

In February 2000, Mr. Nichols received a grant of 200,000 options to purchase shares of Class A Common Stock at an exercise price of $2.53 per share. In addition, the 2000 Agreement provides for the grant by the Company of options to purchase 200,000 shares of Class A Common Stock which options were granted in May 2000 at an exercise price of $3.19 per share. All exercise prices were not less than the fair market value of such shares at the time of grant. The Committee believes these salary, bonus and option arrangements, together with the Chief Executive Officer’s substantial equity ownership in the Company, provide him with incentive to perform at superior levels and in a manner which is further aligned with the economic interests of the Company’s stockholders.

The Committee has adopted similar policies with respect to overall compensation of the Company’s other executive officers. The salaries of the Company’s executive officers have been established by considering the salaries of similar executives of comparably-sized companies both within and outside the industry within which the Company operates. In addition, other relative performance factors, including the individual’s past performance and future potential, are considered in establishing base salaries of executive officers. Salaries for the Company’s executive officers for 2003 generally increased 3% over the prior year’s salaries with specific salary increases depending upon corporate performance, individual performance and inflation during the prior fiscal year.

Effective July 1, 1996, the Company adopted, for certain of its executive officers plus other key management personnel, a bonus plan based on increasing the Company’s EVA. Participants can earn a target bonus, based on the participant’s role, responsibilities, and business unit, if target results are achieved. If target results are exceeded or missed, bonuses are proportionately increased or decreased. Target bonuses (expressed as a percentage of salary) and related performance goals (expressed as changes in EVA) have been established after assessing recommendations of management and outside consultants. EVA represents the net after tax operating profit less a charge for capital employed and is measured for the Company as a whole as well as individual business units within the Company.

Each year a participating executive receives a bonus declaration equal to his or her target bonus multiplied by the applicable business unit’s EVA performance factor. The bonus declaration is accrued and placed in a notional bank account from which annual bonus payments are made to the executive. Annual payments from the notional bank account are paid up to the notional bank balance or one full bonus target, whichever is smaller plus one third of any excess bank balance after payment of target bonus, limited to one additional target bonus. Remaining bank balances are carried forward and are subject to forfeiture if the executive leaves the Company or the subsequent years change in EVA does not achieve plan performance parameters.

During 2003, all Named Officers earned at least one target bonus. The Committee believes that EVA represents a key financial indicator of stockholder value and is an appropriate measure of Company financial performance.

The Committee also generally grants stock options to the executive officers based primarily upon a subjective evaluation of the executive’s past performance and future ability to influence the Company’s long-term growth and profitability and secondarily upon the Company’s recent economic performance. See “Equity Compensation Plan Information.” Options are generally (but not always) granted at current market values and generally (but not always) vest over a five-year period or longer after the date of option grant. In some cases, the Committee has granted options with exercise prices of $1.00 per share to certain employees in amounts less than it would have granted to such persons at the then current market values. The Committee believes that this practice, although not widely utilized, can be a significant factor in motivating certain individuals, particularly those persons the Company is seeking initially to hire. In making new option grants, the Committee does consider the number of options already held by an executive officer. Since the value of a stock option bears a direct relationship to the Company’s stock price, the Committee believes stock options are effective incentives for management to create value for stockholders. Consequently, the Committee believes stock options are a critical component of its long-term, performance-based compensation philosophy.

Under Section 162(m) of the Internal Revenue Code and applicable regulations, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments that qualify as “performance-based.” To qualify as “performance-based,” compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, among other requirements, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

The Committee intends to design the Company’s compensation programs to conform with Section 162(m) and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million that qualify as “performance-based.” However, the Company may pay compensation which is not deductible in limited circumstances when the Committee or the Board of Directors determines it is in the best interests of the Company to do so.

Compensation and Stock Option Committee

Stephen Fine

Lawrence Feldman

David Lewin

Dated: March 22, 2004

The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates same by reference.

Compensation Committee Interlocks and Insider Participation

Directors Feldman, Fine, and Lewin comprise the Compensation and Stock Option Committee.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee that is attached as Exhibit A to this Proxy Statement. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. The Audit Committee has reviewed and discussed with management the audited financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, and the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” including their judgements as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has reviewed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

Lawrence Feldman

Stephen Fine

Mark Louie

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP was the Company’s certified public accountant for fiscal 2003. During fiscal 2003, the Company also engaged Grant Thornton LLP to render certain non-audit professional services involving general consultations, as further described below.

The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Grant Thornton LLP has been selected by the Audit Committee and the Board of Directors for the current year. Each professional service performed by Grant Thornton LLP during fiscal 2003 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Grant Thornton LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

The Audit Committee has adopted policies and procedures for pre-approving all audit services, audit-related services, tax services and non-audit services performed by Grant Thornton LLP. Specifically, the Audit Committee has pre-approved the use of Grant Thornton LLP for detailed, specific types of services within the following categories: annual audits, quarterly reviews and statutory audits, preparation of certain international corporate tax returns, regulatory implementation and compliance and risk assessment guidance. In each case, the Audit Committee has also set specific annual ranges or limits on the amount of each category of services which the Company would obtain from Grant Thornton LLP, which limits and amounts are established annually by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee has designated the Company’s Corporate Controller to monitor the performance of all services provided by the independent auditor, to determine whether such services are in compliance with the Company’s pre-approval policies and procedures and to report to the Audit Committee on a periodic basis on the results of its monitoring.

The following table sets forth fees for services Grant Thornton LLP provided during fiscal years 2003 and 2002:

	2003	2002
Audit fees(1)	$191,100	$152,900
Audit-related fees(2)	7,800	6,000
Tax fees(3)	31,300	35,000
All other fees(4)	8,300	5,800

Total	$238,500	$199,700

(1)	Represents fees for audit services, including fees associated with the annual audit, the reviews of the Company’s quarterly financial statements, and statutory audits required internationally.

(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor that are not included in Audit Fees.

(3)	Represents fees for tax compliance, planning and advice. These services included tax return compliance, payroll processing services and VAT compliance advice for the Company’s international subsidiaries. During 2003, the Company disengaged Grant Thornton LLP for payroll processing services and VAT compliance advice.

(4)	Represents fees for all other services including Sarbanes-Oxley implementation assistance.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Board of Directors has selected Grant Thornton LLP, independent auditors, to audit its consolidated financial statements for the fiscal year ending December 31, 2004, and recommends that the stockholders vote for ratification of that appointment. The Company’s Audit Committee has reviewed each professional service described above, has considered the possible effect of such service on the independence of the firm, and has determined that such services have not affected Grant Thornton LLP’s independence. Notwithstanding this selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders. If there is a negative vote on ratification, the Board of Directors will reconsider its selection.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to ratify the Board of Director’s selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the stockholders reject the nomination, the Board of Directors will reconsider its selection. The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as independent auditors.

STOCK PRICE PERFORMANCE GRAPH

Compare 5-Year Cumulative Total Return

Among K•Swiss Inc. Class A Common Stock,

Broad Market Index and Industry Index(1)

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ASSUMES $100 INVESTED ON JANUARY 1, 1999

ASSUMES DIVIDENDS REINVESTED

FISCAL YEARS ENDING DECEMBER 31

(1)	Industry Index chosen was Media General Industry Group 321—Textile—Apparel Footwear & Accessories

EQUITY COMPENSATION PLAN INFORMATION

On January 9, 1990, the Board of Directors adopted the K•Swiss Inc. 1990 Stock Incentive Plan (the “1990 Plan”), which authorized the issuance of up to 4,200,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As amended, the aggregate number of shares issuable upon options and other awards under this plan was 6,600,000 shares of Class A Common Stock. Any person who was employed by the Company on a salaried basis was eligible to participate in the 1990 Plan. As of January 9, 2000, awards were no longer permitted to be granted under the 1990 Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock will be issued pursuant to any award after January 9, 2010. The 1990 Plan is administered by a committee of the Board of Directors of the Company, which has full power to construe the 1990 Plan. The 1990 Plan authorized the Compensation and Stock Option Committee to enter into any type of arrangement with an eligible employee that, by its terms, involved or might involve the issuance of (1) Class A Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Class A Common Stock, or (3) any other security or benefit with a value derived from the value of the Class A Common Stock.

As of March 22, 2004, there were 9,141,144 options granted, 5,701,272 options exercised, 2,877,674 options cancelled and 562,198 options outstanding under the 1990 Plan. Such options are exercisable at prices ranging from $0.13 to $8.75 per share. There are no options available for future grant under the 1990 Plan.

On April 12, 1999 the Board of Directors, and on May 20, 1999 the stockholders of the Company, each adopted and approved the K•Swiss Inc. 1999 Stock Incentive Plan (the “1999 Plan”) which plan provides that the number of shares that may be issued pursuant to all awards shall not exceed 2,400,000. As amended, the aggregate number of shares that may be issued pursuant to all awards shall not exceed 3,600,000. The purpose of such plan is to enable the Company to attract, retain and motivate its employees and consultants in the Company, and to attract, retain and motivate its non-employee directors and further align their interest with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company. Awards may not be granted under the 1999 Plan after April 12, 2009. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock may be issued pursuant to any award after April 12, 2019. The 1999 Plan is administered by a committee of the Board of Directors of the Company, which has full power to construe the 1999 Plan. The 1999 Plan authorizes the Compensation and Stock Option Committee to enter into any type of arrangement with an eligible person that, by its terms, involves or might involve the issuance of (1) Class A Common Stock or of any other class of security of the Company that is convertible into shares of Common Stock (“Shares”) or (2) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares. As of March 22, 2004, 454 persons were eligible to so participate.

During the year ended December 31, 2003 eight current executive officers (out of 10 persons) were granted options to acquire an aggregate of 192,000 shares of Class A Common Stock at an average per share exercise price of $14.17. During the year ended December 31, 2003, other employees were granted options to acquire an aggregate of 547,832 shares of Class A Common Stock at an average exercise price of $13.75 per share. As of March 22, 2004, there were 3,780,566 options granted, 333,215 options exercised, 403,664 options cancelled, 3,043,687 options outstanding and 223,098 options available for future grant under the 1999 Plan. Such options are exercisable at prices ranging from $0.25 to $23.71 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which equity securities of K•Swiss are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders), as of December 31, 2003:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,669,270	$7.17	232,032
Equity compensation plans not approved by security holders	—	—	—

Total	3,669,270	$7.17	232,032

CODE OF ETHICS

K•Swiss has adopted a “Code of Ethics,” which is applicable to K•Swiss directors, chief executive officer and senior financial officers, including the principal accounting officer. The “Code of Ethics” is available on K•Swiss’ website at www.kswiss.com. K•Swiss intends to post amendments to or waivers under the Code of Ethics at this location on its website. Upon written request, K•Swiss will provide a copy of the “Code of Ethics” free of charge. Requests should be directed to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary.

CERTAIN TRANSACTIONS

During the year ended December 31, 2003, Brian Sullivan, an executive officer of the Company, paid the Company $69,036 in connection with a loan made by the Company in 2000 to Mr. Sullivan for income taxes incurred on the acquisition of Class A Common Stock of the Company. The loan was non-interest bearing, unsecured, and was due on demand.

During the year ended December 31, 2003, Mr. Sullivan also paid the Company $116,965 in connection with a loan made by the Company in 2001 to Mr. Sullivan for the purchase of real estate. This loan bore interest at the rate of 6%, was secured by vested stock options of the Company’s Class A Common Stock previously granted to Mr. Sullivan, and was due as these stock options were exercised.

These loans were both repaid in full during the year ended December 31, 2003. The largest aggregate amount of these loans to Mr. Sullivan during the year ended December 31, 2003 was $186,001.

David Nichols, Executive Vice President of K•Swiss Sales Corp., is the son of Steven Nichols. David Nichols has held various other positions with the Company for the past eight years. The Company provided housing to David Nichols from July 2000 through November 2002 when he temporarily relocated to Amsterdam, the Netherlands to become Managing Director of the European office.

Steven Nichols is the Director, Chairman, President and sole member of the 324 Foundation, a California nonprofit public benefit corporation, which makes contributions to Section 501(c)(3) educational and charitable organizations. George Powlick and David Nichols, are also directors of the 324 Foundation. K•Swiss Inc. contributed $300,000, $137,500 and $50,000 to the 324 Foundation for the years ended December 31, 2003, 2002 and 2001, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10 percent of the outstanding Class A Common Stock to file with the Securities and Exchange Commission and the Company reports of Form 4 and Form 5 reflecting transactions affecting beneficial ownership. Based solely upon the Company’s review of the information received, the Company believes that, during the year ended December 31, 2003, all persons complied with such filing requirements, except as set forth below. Brian Sullivan, an executive officer of the Company, inadvertently failed to timely file with the Securities and Exchange Commission a Form 4 reporting the March 8, 2002 sale of Class A Common Stock. A Form 4 reporting such transaction was filed on September 23, 2003. Mr. Sullivan also inadvertently failed to timely file with the Securities and Exchange Commission a Form 4 reporting the August 12, 2003 grant of stock options to purchase shares of Class A Common Stock. A Form 4 reporting such transaction was filed on October 27, 2003. Edward Flora, Lee Green, Deborah Mitchell and Brian Sullivan, executive officers of the Company, and Janice Smith, a former executive officer of the Company, inadvertently failed to timely file with the Securities and Exchange Commission Form 4s reporting the January 9, 2003 grant of stock options to purchase shares of Class A Common Stock. The Form 4s reporting such transactions were filed on February 6, 2003. George Powlick, an executive officer and a director of the Company, and Kimberly Scully, an executive officer of the Company, inadvertently failed to timely file with the Securities and Exchange Commission Form 4s reporting the July 25, 2003 grant of stock options to purchase shares of Class A Common Stock. The Form 4s reporting such transactions were filed on July 31, 2003.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2005 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than December 6, 2004 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals should be submitted in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. In addition, the Company’s Restated Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgement on any such stockholder proposal or nomination.

MISCELLANEOUS

The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgement.

The Annual Report of the Company for the fiscal year ended December 31, 2003, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on March 22, 2004. The Company will deliver only one Proxy Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Proxy Statement by contacting the Company at the address set forth below or at (818) 706-5100.

The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Vice President—Finance.

EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and

    President

Westlake Village, California

April 5, 2004

EXHIBIT A

AUDIT COMMITTEE CHARTER

K•SWISS INC.,

a Delaware corporation

1.  Members.    The Board of Directors of K•Swiss Inc., a Delaware corporation (the “Board”) shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Audit Committee. Members of the Audit Committee shall be appointed by a majority of the independent directors of the Board. For purposes hereof, the term “independent” shall mean a director who meets the independence requirements of The Nasdaq Stock Market, Inc. (“NASDAQ”), as determined by the Board.

Each member of the Audit Committee must be financially literate, at least one member of the Audit Committee must have accounting or related financial management expertise, as determined by the Board and at least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with Securities and Exchange Commission (the “SEC”) rules.

2.  Purposes, Duties, and Responsibilities.

The purposes of the Audit Committee shall be to:

•	represent and assist the Board in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditor; and

•	prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Among its specific duties and responsibilities, the Audit Committee shall:

(i)  Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the outside auditor. In this regard, the Audit Committee shall appoint, retain, compensate, evaluate, and terminate, when appropriate, the outside auditor, which shall report directly to the Audit Committee.

(ii)  Approve in advance all audit services to be provided by the outside auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.)

(iii)  Establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the outside auditor.

(iv)  Consider, at least annually, the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

(v)  Review and discuss with the outside auditor: (A) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditor’s activities or on access to requested information, and any significant disagreements with management; and (B) any reports of the outside auditor with respect to interim periods.

A-1

(vi)  Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company, including: (A) an analysis of the auditor’s judgement as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgements made in connection with the preparation of the financial statements; (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the outside auditor as required by SEC rules.

(vii)  Recommend to the Board based on the review and discussion described in paragraphs (iv)—(vi) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(viii)  Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditor or management.

(ix)  Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(x)  Review and discuss with the principal internal auditor of the Company, if any, the scope and results of the internal audit program.

(xi)  Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies.

(xii)  Review and approve all related party transactions (as defined in applicable NASDAQ listing standards).

(xiii)  Review and discuss the Company’s policies with respect to risk assessment and risk management.

(xiv)  Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s codes of conduct and programs to monitor compliance with such codes.

(xv)   Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(xvi)  Establish policies for the hiring of employees and former employees of the outside auditor.

(xvii)  Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

3. Outside Advisors.    The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

4. Meetings.    The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgement, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company, if any, and the outside auditor. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities. The majority of the members of the Audit Committee shall constitute a quorum.

A-2

PROXY	K-SWISS INC.	PROXY
Class A Common Stock
Proxy for Annual Meeting of Stockholders, May 6, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 6, 2004 at 10:00 a.m. at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2004 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 6, 2004, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1 and 2 unless otherwise specified.

(Continued and to be signed on reverse side.)

K-SWISS INC.

P.O. BOX 11251

NEW YORK, N.Y. 10203-0251

Ú  DETACH PROXY CARD HERE  Ú

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.
Nominees: David Lewin, Mark Louie
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below.)								To change your address, please mark this box.	☐
*Exceptions								To include any comments, please mark this box.	☐

2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITOR FOR THE YEAR ENDED DECEMBER 31, 2004							S C A N L I N E

	FOR	☐	AGAINST	☐	ABSTAIN	☐		Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here

PROXY	K-SWISS INC.	PROXY
Class B Common Stock
Proxy for Annual Meeting of Stockholders, May 6, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 6, 2004 at 10:00 a.m. at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2004 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class B Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 6, 2004, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1 and 2 unless otherwise specified.

(Continued and to be signed on reverse side.)

K-SWISS INC.

P.O. BOX 11251

NEW YORK, N.Y. 10203-0251

Ú  DETACH PROXY CARD HERE  Ú

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.
Nominees: Steven Nichols, George Powlick, Lawrence Feldman, Stephen Fine, Martyn Wilford
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below.)								To change your address, please mark this box.	☐
*Exceptions								To include any comments, please mark this box.	☐

2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITOR FOR THE YEAR ENDED DECEMBER 31, 2004							S C A N L I N E

	FOR	☐	AGAINST	☐	ABSTAIN	☐		Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here